EXHIBIT 3


                                                                EXECUTION COPY


     PETRUS SECURITIES L.P.                   BLUM STRATEGIC PARTNERS II, L.P.

PARK CENTRAL GLOBAL HUB LIMITED       BLUM STRATEGIC PARTNERS II GMBH & CO. KG.



                                                     November 28, 2005

PRG-Schultz International, Inc.
600 Galleria Parkway
Suite 100
Atlanta, Georgia  30339
Attention: James B. McCurry

                  Re:      FINANCING COMMITMENT

Dear Mr. McCurry:

                  PRG-Schultz International, Inc., a Georgia corporation (the "PARENT"), and its domestic subsidiaries (together with the Parent, each a "COMPANY" and collectively, the "COMPANIES") have advised each of Petrus Securities L.P. ("PETRUS"), Parkcentral Global Hub Limited (together with Petrus, collectively, the "PETRUS ENTITIES"), Blum Strategic Partners II GmbH & Co. KG. ("BLUM") and Blum Strategic Partners II, L.P. (together with Blum, collectively, the "BLUM ENTITIES" and, together with the Petrus Entities, each a "LENDER" and collectively, the "LENDERS"), that the Companies require financing
(i) to fund certain of the Companies' working capital needs, (ii) to fund an interest payment due under the 4-3/4% Convertible Subordinated Notes due November 26, 2006 (the "CONVERTIBLE NOTES"), issued by the Parent pursuant to the Indenture, dated as of November 26, 2001, between the Parent and SunTrust Bank, as trustee and (iii) to pay transaction fees and expenses related to the Financing Facility referred to below. We are pleased to advise you that the Lenders, or one or more of their affiliates, are willing to provide the Companies with a credit facility in the aggregate principal amount of $8,000,000 (the "FINANCING FACILITY"), substantially on the terms and conditions set forth in the Outline of Terms and Conditions attached hereto as Exhibit A (the "TERM SHEET"). The Blum Entities will provide 60% of the Financing Facility and Petrus Entities will provide 40% of the Financing Facility. The obligations of each Lender to provide its portion of the Financing Facility shall be several, not joint and several, and will be subject to each other Lender providing its portion of the Financing Facility. The obligations of the Companies under the Financing Facility will be secured by a lien on, and security interest in, all of the assets and properties of the Companies as described in the collateral and security documents of the BOA Credit Facility (as defined in the Term Sheet) as in effect on the date of this letter. Each Lender's commitment to provide the Financing Facility is subject in all respects to the satisfaction of the terms and conditions contained in this commitment letter and in the Term Sheet.

                  The Parent, on behalf of itself and the Companies, acknowledges that the Term Sheet is intended as an outline only and does not purport to summarize all the conditions, covenants, representations, warranties and other provisions which would be contained in definitive legal documentation for the Financing Facility. The loan documentation for the Financing Facility will include, in addition to the provisions that are summarized in this

PRG-Schultz International, Inc.
November 28, 2005
Page 2


commitment letter and the Term Sheet, provisions that, in the opinion of each Lender, are customary or typical for this type of financing transaction and other provisions that such Lender determines to be appropriate in the context of the proposed transaction.

                  By its execution hereof and its acceptance of the commitments contained herein, the Parent agrees to indemnify and hold harmless each Lender and each of its assignees, its affiliates and its directors, officers, members, employees and agents (each an "INDEMNIFIED PARTY") from and against any and all losses, claims, damages, liabilities or other expenses to which such Indemnified Party may become subject, insofar as such losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) or other expenses arise out of or in any way relate to or result from, this commitment letter, the commitments made herein or the extension of the Financing Facility contemplated by this commitment letter, or in any way arise from any use or intended use of this commitment letter or the proceeds of the Financing Facility contemplated by this commitment letter, and the Parent agrees to reimburse each Indemnified Party for any legal or other out-of-pocket expenses incurred in connection with investigating, defending or participating in any such loss, claim, damage, liability or action or other proceeding (whether or not such Indemnified Party is a party to any action or proceeding out of which indemnified expenses arise), but excluding therefrom all expenses, losses, claims, damages and liabilities which are finally determined in a non-appealable decision of a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of the Indemnified Party. In the event of any litigation or dispute involving this commitment letter or the Financing Facility, no Lender shall be responsible or liable to any Company, or any other person for any special, indirect, consequential, incidental or punitive damages. In addition, the Parent agrees to reimburse each Lender for all reasonable fees and out-of-pocket expenses (the "EXPENSES") incurred by or on behalf of such Lender in connection with the negotiation, preparation, execution and delivery of this commitment letter, the Term Sheet and any and all definitive documentation relating to the Financing Facility, including, but not limited to, the reasonable fees and expenses of counsel to such Lender and the reasonable fees and expenses incurred by such Lender in connection with any due diligence, appraisals, collateral reviews and field examinations. The obligations of the Parent under this paragraph shall remain effective notwithstanding any termination of this commitment letter, but shall terminate upon the execution of definitive loan documentation by the Companies and the Lenders.

                  Upon the Parent's execution of this commitment letter, the Parent shall pay to the Lenders based on their ratable portion of the Financing Facility, in immediately available funds, a non-refundable commitment fee equal to $100,000 (the "COMMITMENT FEE"), which fee shall be earned in full and payable on the date hereof.

                  Notwithstanding anything contained in this commitment letter or the Term Sheet to the contrary, the Companies agree to use their best efforts to obtain an alternative financing arrangement from a third party that is not an affiliate of any Lender for the purposes of funding the use of proceeds as described in the Term Sheet.

PRG-Schultz International, Inc.
November 28, 2005
Page 3


                  The commitment by each Lender to provide the Financing Facility shall be subject to (i) the negotiation, execution and delivery of definitive loan documentation in form and substance satisfactory to such Lender and its counsel, (ii) the satisfaction of each Lender that since the date hereof there has not occurred or become known to any Company or any Lender any material adverse change with respect to the financial condition, business, operations, assets, liabilities or prospects of the Parent or the Companies (taken as a whole), as determined by each Lender in its reasonable discretion (a "MATERIAL ADVERSE CHANGE"), and (iii) such other customary conditions as set forth in the Term Sheet. If at any time any Lender shall determine (in its sole discretion) that either (A) the Companies will be unable to fulfill any condition set forth in this commitment letter or in the Term Sheet or (B) any Material Adverse Change has occurred, the Lenders may terminate this commitment letter by giving notice thereof to the Parent (subject to the obligation of the Parent to pay all fees, reasonable costs and expenses and other payment obligations expressly assumed by the Parent hereunder, which shall survive the termination of this commitment letter or any commitment contained herein).

                  The Parent represents and warrants that (i) all written information and other materials concerning the Parent and the other Companies (collectively, the "INFORMATION") which has been, or is hereafter, made available to the Lenders by, or on behalf of the Parent or any other Company is, or when delivered will be, when considered as a whole, complete and correct in all material respects and does not, or will not when delivered, contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statement has been made and (ii) any projections (which have been, or are hereafter, made available to the Lenders by or on behalf of the Parent or any other Company) were prepared in good faith on the basis of (A) assumptions, methods and tests stated therein which are believed by the Parent and the other Companies to be reasonable and (B) information believed by the Parent and the other Companies to have been accurate based upon the information available to the Parent and the other Companies, in the case of both clauses (A) and (B), at the time such projections were furnished to the Lenders.

                  This commitment letter is delivered to the Parent upon the condition that, prior to its acceptance of this offer and the payment of the Commitment Fee, neither the existence of this commitment letter or the Term Sheet, nor any of their contents, shall be disclosed by the Parent or any other Company, except as may be compelled to be disclosed in a judicial or administrative proceeding or as otherwise required by law or, on a confidential and "need to know" basis, solely to the directors, officers, employees, lenders, advisors and agents of the Parent. In addition, the Parent agrees that it will
(i) consult with the Lenders prior to the making of any filing in which reference is made to any Lender or the commitment of any Lender contained herein, and (ii) obtain the prior approval of the Lenders before releasing any public announcement in which reference is made to any Lender or to the commitment of any Lender contained herein. The Parent acknowledges that the Lenders and their respective affiliates may now or hereafter provide financing or obtain other interests in other companies in respect of which the Parent or its affiliates may be business competitors, and that the Lenders and their respective affiliates will

PRG-Schultz International, Inc.
November 28, 2005
Page 4



have no obligation to provide to the Parent or any of its affiliates any confidential information obtained from such other companies.

                  The offer made by the Lenders in this commitment letter shall expire, unless otherwise agreed by the Lenders in writing, at 9:30 a.m. (New York City time) on November 28, 2005, unless prior thereto (A) each Lender has received a copy of this commitment letter, signed by each other Lender and the Parent accepting the terms and conditions of this commitment letter and the Term Sheet and (B) the Lenders have received the Commitment Fee, in immediately available funds. The commitment by the Lenders to provide the Financing Facility shall expire at 5:00 p.m. (New York City time) on December 9, 2005, unless prior thereto, definitive loan documentation shall have been agreed to in writing by all parties and the conditions set forth therein shall have been satisfied (it being understood that the Parent's obligation to pay all amounts in respect of indemnification and Expenses shall survive termination of this commitment letter).

                  Should the terms and conditions of the offer contained herein meet with your approval, please indicate your acceptance by signing and returning a copy of this commitment letter to the Lenders.

PRG-Schultz International, Inc.
November 28, 2005
Page 5

                  This commitment letter, including the attached Term Sheet (i) supersedes all prior discussions, agreements, commitments, arrangements, negotiations or understandings, whether oral or written, of the parties with respect thereto, (ii) shall be governed by the law of the State of New York,
(iii) shall be binding upon the parties and their respective successors and assigns, (iv) may not be relied upon or enforced by any other person or entity, and (v) may be signed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. If this commitment letter becomes the subject of a dispute, each of the parties hereto hereby waives trial by jury. This commitment letter may be amended, modified or waived only in a writing signed by the parties hereto.


                                       Very truly yours,

                                      BLUM STRATEGIC PARTNERS II, L.P.


                                      By:  /s/ Gregory Hitchan
                                           -----------------------------------
                                           Name:  Gregory Hitchan
                                           Title: General Counsel and Secretary


                                      BLUM STRATEGIC PARTNERS II GMBH & CO. KG.


                                      By:  /s/ Gregory Hitchan
                                           -----------------------------------
                                           Name:  Gregory Hitchan
                                           Title: General Counsel and Secretary


                                     PARKCENTRAL GLOBAL HUB LIMITED


                                     By:  /s/ Steven Blasnik
                                          -----------------------------------
                                          Name:  Steven Blasnik
                                          Title: President


                                      PETRUS SECURITIES L.P.


                                      By:  /s/ Steven Blasnik
                                           -----------------------------------
                                           Name:  Steven Blasnik
                                           Title: President

PRG-Schultz International, Inc.
November 28, 2005
Page 6


Agreed and accepted on this ___ day of November 2005:

PRG-SCHULTZ INTERNATIONAL, INC.


By:   /s/ James B. McCurry
      -----------------------------------------------
      Name:  James B. McCurry
      Title: President and Chief Executive Officer

                                    EXHIBIT A

                         PRG-SCHULTZ INTERNATIONAL, INC.

             OUTLINE OF TERMS AND CONDITIONS FOR FINANCING FACILITY



This Outline of Terms and Conditions is part of the Commitment Letter, dated November 28, 2005 (the "COMMITMENT LETTER"), addressed to PRG-Schultz International, Inc. (the "PARENT") by Petrus Securities L.P. ("PETRUS"), Parkcentral Global Hub Limited (together with Petrus, collectively, the "PETRUS ENTITIES"), Blum Strategic Partners II GmbH & Co. KG. ("BLUM") and Blum Strategic Partners II, L.P. (together with Blum, collectively, the "BLUM ENTITIES" and, together with the Petrus Entities, each a "LENDER" and collectively, the "LENDERS") and is subject to the terms and conditions of the Commitment Letter. Capitalized terms used herein shall have the meanings set forth in the Commitment Letter unless otherwise defined herein.



BORROWER:                               PRG-Schultz USA, Inc.

GUARANTORS:                             The Parent and all domestic subsidiaries
                                        of the Parent other than the Borrower
                                        (each a "GUARANTOR" and collectively,
                                        the "GUARANTORS" and, together with the
                                        Borrower, each a "COMPANY" and
                                        collectively, the "Companies").

LENDERS: The Lenders and their respective affiliates and such other lenders designated by the Lenders.

FINANCING FACILITY:                     A term loan facility in the aggregate
                                        principal amount of $8,000,000 (the
                                        "FINANCING FACILITY"). The term loan
                                        (the "TERM LOAN") will be made on the
                                        Closing Date.

TERM: The Financing Facility will terminate on the earlier of (x) May 15, 2006 and (y) the date on which the "Transactions" as described in the Summary of Financial Restructuring Term Sheet, dated November __, 2005 shall have been substantially consummated (the "MATURITY DATE"). The Term Loan and all other obligations outstanding under the Financing Facility will be payable on the Maturity Date.

MANDATORY                               Subject to the intercreditor
AND OPTIONAL                            arrangements with the Existing Lender,
PREPAYMENTS:                            mandatory prepayments to be included in
                                        the Loan Documents, including, without
                                        limitation, upon the issuance of
                                        indebtedness or stock, non-ordinary
                                        course sales or other dispositions of
                                        assets, casualty and condemnation
                                        events, tax refunds, proceeds of
                                        judgments and settlements, with
                                        exceptions to be mutually agreed upon.

                                        The Borrower may repay the Term Loan in
                                        whole or in part at
                                        any time without penalty or premium,
                                        provided that, in the case of a partial
                                        prepayment, such prepayment shall be in
                                        an amount which is an integral multiple
                                        of $1,000,000 (unless the amount of Term
                                        Loan outstanding immediately prior to
                                        such prepayment is less than
                                        $1,000,000).

CLOSING DATE:                           The first date on which all
                                        definitive loan documentation
                                        satisfactory to each Lender (the "LOAN
                                        DOCUMENTS") is executed by the Companies and each Lender, which date shall not be later than December 9, 2005, unless otherwise agreed in writing by the Lenders and the Parent (the "CLOSING
                                        Date").

COLLATERAL:                             All obligations of the Companies to each
                                        Lender shall be secured by a perfected
                                        lien on and security interest in all
                                        assets and properties of the Companies
                                        as described in the collateral and
                                        security documents under the Companies'
                                        existing revolver credit facility (the
                                        "BOA CREDIT FACILITY") with Bank of
                                        America, N.A. (the "EXISTING LENDER"),
                                        which, in general, is substantially all
                                        of the Companies' now owned and
                                        hereafter acquired properties and
                                        assets, provided, that (x) the
                                        collateral securing such obligations of
                                        the Companies to the Lenders shall be
                                        the collateral as described in the
                                        collateral and security documents
                                        entered into as of November 30, 2004 in
                                        favor of the Existing Lender and without regard to any lien releases or terminations on or after the date of the Commitment Letter (except as otherwise agreed to by the Lenders), and (y) such liens shall be junior in priority solely to the liens granted by the Companies in favor of the Existing Lender, and the Existing Lender and the Lenders shall enter into an intercreditor agreement
                                        (in form and substance satisfactory to
                                        the Lenders) to evidence such lien
                                        subordination (the "INTERCREDITOR
                                        Agreement").

                                        All borrowings by the Borrower, all
                                        interest on the foregoing, all costs,
                                        fees and expenses owed to the Lenders
                                        and all other obligations owed to the
                                        Lenders shall be secured as described
                                        above and shall be charged to the loan
                                        account to be established under the
                                        Financing Facility.

INTEREST:                               The Term Loan shall bear interest at a
                                        rate per annum equal to 12%. Interest
                                        shall be due and payable monthly in
                                        arrears. All interest and fees shall be
                                        computed on the basis of a year of 360
                                        days for the actual days elapsed. If any event of default shall occur and be continuing, interest shall accrue at a rate per annum equal to fourteen percent
                                        (14%).

FEES:                                   Commitment Fee:  $100,000, earned in
                                                         full, non-refundable
                                                         and payable in
                                                         accordance with the
                                                         terms of the Commitment
                                                         Letter.

                                        Closing Fee:     1.75% of the Financing
                                                         Facility, earned in
                                                         full, non-refundable
                                                         and payable on the
                                                         Closing Date.

USE OF PROCEEDS:                        The Term Loan under the Financing
                                        Facility shall be used (i) to fund
                                        certain of the Companies' working
                                        capital needs; provided, however, that
                                        in no event shall the proceeds of the
                                        Term Loan be used to make any severance
                                        payments or other similar payments to
                                        John Cook or Jack Toma, (ii) to fund
                                        interest payments due on the Convertible
                                        Notes and (iii) to pay transaction fees
                                        and expenses related to the Financing
                                        Facility.

CONDITIONS
PRECEDENT:                              The obligation of the Lenders to make
                                        the Term Loan under the Financing
                                        Facility will be subject to customary
                                        conditions precedent including, without
                                        limitation, the following special
                                        conditions precedent:

                                        (a)       The Lenders' completion of
                                                  their legal due diligence,
                                                  including, without limitation,
                                                  with respect to regulatory
                                                  matters, material permits,
                                                  ERISA, environmental, tax,
                                                  accounting and labor matters
                                                  and material contracts, with
                                                  results reasonably
                                                  satisfactory to the Lenders.
                                                  Such due diligence may
                                                  include, without limitation, a
                                                  review by the Lenders of the
                                                  Companies' books and records,
                                                  the results of which are
                                                  satisfactory to the Lenders.

                                        (b)       Execution and delivery of
                                                  appropriate legal
                                                  documentation (including, but
                                                  not limited to, the
                                                  Intercreditor Agreement) in
                                                  form and substance
                                                  satisfactory to the Lenders
                                                  and the satisfaction of the
                                                  conditions precedent contained
                                                  therein.

                                        (c)       No Material Adverse Change
                                                  shall have occurred since the
                                                  date of the Commitment Letter.

                                        (d)       Each of the Companies shall be
                                                  in good standing in its state
                                                  of organization and be duly
                                                  qualified to do business in
                                                  any other state where any
                                                  material portion of the
                                                  Collateral is located.

                                        (e)       The Lenders shall have been
                                                  granted a perfected lien on
                                                  all Collateral (which lien
                                                  shall be junior in priority
                                                  solely to the liens in favor
                                                  of the Existing Lender
                                                  thereon), and shall have
                                                  received UCC, tax and judgment
                                                  lien searches and other
                                                  appropriate evidence of the
                                                  absence of any other liens on
                                                  the Collateral, except any
                                                  liens acceptable to the
                                                  Lenders.

                                        (f)       Opinions from the Companies'
                                                  counsel as to such matters as
                                                  each Lender and its counsel
                                                  may reasonably request.

                                        (g)       Insurance reasonably
                                                  satisfactory to the Lenders;
                                                  such insurance to include
                                                  liability insurance for which
                                                  each Lender will be named as
                                                  an additional insured and
                                                  property insurance with
                                                  respect to the Collateral for
                                                  which each Lender will be
                                                  named as loss payee, all as
                                                  its interests may appear.

                                        (h)       All necessary governmental and
                                                  third party approvals,
                                                  consents, licenses and permits
                                                  in connection with the Term
                                                  Loan and the operations by the
                                                  Companies of their businesses
                                                  shall have been obtained and
                                                  remain in full force and
                                                  effect.

                                        (i)       There shall exist no claim,
                                                  action, suit, investigation,
                                                  litigation or proceeding,
                                                  pending or, to the knowledge
                                                  of any Company, threatened in
                                                  any court or before any
                                                  arbitrator or governmental
                                                  instrumentality which relates
                                                  to the Financing Facility or
                                                  which, in the opinion of the
                                                  Lenders, has a reasonable
                                                  likelihood of having a
                                                  material adverse effect on (i)
                                                  the financial condition,
                                                  operations, properties,
                                                  assets, liabilities, business
                                                  or prospects of the Parent or
                                                  the Companies, (ii) the
                                                  ability of any of the
                                                  Companies to perform their
                                                  obligations under the Loan
                                                  Documents or (iii) the ability
                                                  of the Lenders to enforce the
                                                  loan documentation.

                                        (j)       The Lenders shall have been
                                                  satisfied with an amendment to
                                                  and/or forbearance under the
                                                  BOA Credit Facility permitting
                                                  the transactions contemplated
                                                  under the Financing Facility
                                                  (the "BOA AMENDMENT").

                                        (k)       No default or event of
                                                  default, or a forbearance from
                                                  exercising remedies in respect
                                                  thereof acceptable to the
                                                  Lenders, shall exist under the
                                                  Loan Documents or the BOA
                                                  Credit Facility, after giving
                                                  effect to the BOA Amendment.

                                        (l)       No default or event of default
                                                  shall exist under the
                                                  Indenture or other related
                                                  instrument, agreement or other
                                                  document, after giving effect
                                                  to the interest payment to be
                                                  funded by the proceeds of the
                                                  Term Loan.

                                        (m)       The Companies shall have paid
                                                  to the Lenders all fees and
                                                  reasonable expenses then owing
                                                  to the Lenders.

REPRESENTATIONS                         Usual representations and warranties
AND WARRANTIES:                         with materiality limitations and other
                                        exceptions reasonably acceptable to the
                                        Lenders, including, but not limited to,
                                        corporate existence and good standing,
                                        authority to enter into loan
                                        documentation, governmental approvals,
                                        non-violation of other agreements,
                                        financial statements, litigation,
                                        compliance with environmental, pension
                                        and other laws, taxes, insurance,
                                        absence of Material Adverse Change,
                                        absence of default or unmatured default
                                        under the Financing Facility and
                                        priority of the Lenders' liens.

COVENANTS:                              Usual covenants (with materiality
                                        limitations and other exceptions
                                        reasonably acceptable to the Lenders),
                                        including, but not limited to, provision of financial statements, notices of litigation, defaults and unmatured defaults and other information, compliance with laws, permits and licenses, inspection of properties, books and records, maintenance of insurance, limitations with respect to liens and encumbrances, dividends and retirement of capital stock, guarantees, sale and lease back transactions, consolidations and mergers, investments, capital expenditures, loans and advances, indebtedness, compliance with pension, labor, environmental and other laws, transactions with affiliates and prepayment of other indebtedness and amendments to material agreements.

                                        Financial reporting to include: (i)
                                        annual, audited financial statements,
                                        (ii) quarterly, internally prepared,
                                        financial statements, (iii) monthly,
                                        internally prepared, financial
                                        statements, and (iv) other reporting as
                                        reasonably required by the Lenders.

EVENTS OF DEFAULT:                      Usual events of default, including, but
                                        not limited to, payment, cross-default
                                        (including , without limitation,
                                        cross-default with the BOA Credit
                                        Facility and the Indenture), violation
                                        of covenants, breach of representations
                                        or warranties, bankruptcy or insolvency, judgment, ERISA, change of control and material adverse change.

GOVERNING LAW:                          All documentation in connection with the
                                        Financing Facility shall be governed by
                                        the laws of the State of New York.

ASSIGNMENTS, PARTICIPATIONS:            Any Lender may sell or assign to one or
                                        more other persons a portion of its
                                        loans or commitments under the Financing
                                        Facility without the consent of the
                                        Companies. Any Lender may also sell
                                        participations in its loans and
                                        commitments under the Financing Facility without the consent of the Companies.

OUT-OF-POCKET                           The Borrower shall pay all reasonable
EXPENSES:                               out-of-pocket expenses incurred by the
                                        Lenders (including, without limitation,
                                        the reasonable fees and expenses of
                                        counsel, audit fees, search fees,
                                        appraisal fees, consultant fees, filing
                                        fees, documentation fees and other third party fees) in connection with the Commitment Letter and this Term Sheet and the transactions contemplated by the Commitment Letter and this Term Sheet, whether or not the transaction closes.